Exhibit 10.1
SPONSOR PAYMENT GUARANTY
made by
ANADARKO PETROLEUM CORPORATION
Dated as of December 19, 2008

TABLE OF CONTENTS

		Page

	ARTICLE 1
	DEFINED TERMS

Section 1.01	Definitions	2
Section 1.02	Other Definitional Provisions	2

	ARTICLE 2
	GUARANTEE AND INDEMNIFICATION

Section 2.01	Guarantee	2
Section 2.02	No Subrogation	3
Section 2.03	Amendments, etc. with Respect to the WGRAH Obligations	4
Section 2.04	Guarantee Absolute and Unconditional	4
Section 2.05	Reinstatement	5
Section 2.06	Payments to Trinity	5
Section 2.07	Indemnification in Respect of Substantive Consolidation	5
Section 2.08	Survival of Indemnification Obligations	7
Section 2.09	Limitations on Indemnification Obligations	7
Section 2.10	Procedural Requirements	8
Section 2.11	Contributory Negligence	9
Section 2.12	Indemnification of Pecos Administrator and Trinity Custodian	9
Section 2.13	Payments in Respect of Indemnification Sections	9
Section 2.14	Taxes	9

	ARTICLE 3
	REPRESENTATIONS AND WARRANTIES

Section 3.01	Representations of Anadarko	11

	ARTICLE 4
	AFFIRMATIVE COVENANTS

Section 4.01	Financial Statements and Other Information	13
Section 4.02	Notices of Material Events	14
Section 4.03	Compliance with Laws	14
Section 4.04	Compliance with Indenture	14
Section 4.05	Insurance	14

	ARTICLE 5
	NEGATIVE COVENANTS

Section 5.01	Indebtedness to Capitalization Ratio	15
Section 5.02	Limitation on Certain Secured Indebtedness	15
Section 5.03	Limitations on Sales and Leasebacks	15

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SPONSOR PAYMENT GUARANTY
     This SPONSOR PAYMENT GUARANTY (the “Sponsor Payment Guaranty”), dated as of December 19, 2008, is made by ANADARKO PETROLEUM CORPORATION, a Delaware corporation (“Anadarko”), in favor of TRINITY ASSOCIATES LLC, a Delaware limited liability company and its successors and assigns (“Trinity”), Pecos Investors LLC, a Delaware limited liability company (“Pecos”), and the other Indemnified Persons.
INTRODUCTION
A. WGR ASSET HOLDING COMPANY LLC (“WGRAH”), Trinity and the WGRAH Collateral Agent are parties to that certain WGRAH Loan Agreement, dated as of December 27, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “WGRAH Loan Agreement”).
B. WGRAH, Trinity and the WGRAH Collateral Agent desire to amend the WGRAH Loan Agreement contemporaneously with the execution of this Sponsor Payment Guaranty by executing and delivering Amendment No. 1 to the WGRAH Term Loan Agreement dated as of December 19, 2008 (“Amendment No. 1 to the WGRAH Loan Agreement”).
C. WGRAH and Pecos desire to terminate the Sponsor Agreement contemporaneously with the execution of this Sponsor Payment Guaranty by executing and delivering the Agreement to Terminate the Sponsor Agreement dated as of December 19, 2008 (the “Agreement to Terminate”)
D. WGRAH and Anadarko are engaged in related businesses, and Anadarko will derive substantial direct and indirect benefit from the adoption of Amendment No. 1 to the WGRAH Loan Agreement.
E. It is a condition precedent to the effectiveness of Amendment No. 1 to the WGRAH Loan Agreement and the Agreement to Terminate that Anadarko shall have executed and delivered this Sponsor Payment Guaranty in favor of Trinity, Pecos and the other Indemnified Persons.
F. Subject to the conditions stated therein, Pecos in its capacity as the Trinity Class B Member has agreed to execute that certain Trinity Class B Member Consent (the “Trinity Class B Member Consent”) of even date herewith with respect to the matters contemplated herein and therein and in the documents set forth in the foregoing Preliminary Statements.
G. Subject to the conditions stated therein, the Pecos Members have agreed to execute that certain Pecos Member Consent (the “Pecos Member Consent”) of even date herewith with respect to the matters contemplated herein and therein and in the documents set forth in the foregoing Preliminary Statements.
H. Subject to the conditions stated therein, the Pecos First Lien Lenders have agreed to execute that certain Pecos First Lien Lender Consent (the “Pecos First Lien Lender Consent”) of even date herewith with respect to the matters contemplated herein and therein and in the documents set forth in the foregoing Preliminary Statements.

     NOW, THEREFORE, in consideration of the premises and to induce Trinity to enter into Amendment No. 1 to the WGRAH Loan Agreement, Anadarko hereby agrees with and for the benefit of Trinity, Pecos and the other Indemnified Persons as follows:
ARTICLE 1
Defined Terms
     Section 1.01 Definitions. Unless otherwise defined herein (including Exhibit A hereto), terms defined in Exhibit A to the Amended and Restated Limited Liability Company Agreement of Trinity, dated as of December 27, 2007, as amended as of even date herewith (the “Trinity Company Agreement”) shall have the same meanings in this Sponsor Payment Guaranty.
     Section 1.02 Other Definitional Provisions. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) any reference herein to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Applicable Law means that section or provision of such Applicable Law from time to time in effect and any amendment, modification codification, replacement, or reenactment of such section or other provision, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Sponsor Payment Guaranty in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits, Appendices and Schedules shall be construed to refer to Articles and Sections of, and Exhibits, Appendices and Schedules to, this Sponsor Payment Guaranty, (f) all references to “days” shall mean calendar days and (g) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, Equity Interests, accounts and contract rights. This Sponsor Payment Guaranty is the result of negotiations among the parties hereto and their respective counsel. Accordingly, this Sponsor Payment Guaranty shall be deemed the product of all parties hereto, and no ambiguity in this Sponsor Payment Guaranty shall be construed in favor of or against Anadarko or Trinity.
ARTICLE 2
Guarantee and Indemnification
     Section 2.01 Guarantee.
          (a) Without limiting Section 2.09(c), Anadarko hereby unconditionally and irrevocably guarantees to Trinity and its indorsees, transferees, successors and assigns, the prompt and complete payment when due (whether at the stated maturity, by acceleration or otherwise) of the WGRAH Obligations. For the sake of clarity, WGRAH shall remain the primary obligor for payment of the WGRAH Obligations and Anadarko is the guarantor of such obligations.
          (b) Anadarko and by its acceptance of this Sponsor Payment Guaranty and the rights hereunder or benefits hereof, Trinity, hereby agrees and confirms that it is the intention of all such Persons that this Sponsor Payment Guaranty and the obligations of Anadarko under this Article 2 not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Laws, the Uniform Fraudulent Conveyance Act (as adopted by any applicable state), the Uniform Fraudulent Transfer Act (as adopted by any applicable state) or any similar foreign, federal or state law to the extent applicable to this Sponsor Payment Guaranty and the obligations of Anadarko under this Article 2 and (ii) the aggregate liability of Anadarko under this Article 2 at any time shall not exceed its Maximum Liability.
          (c) Anadarko agrees that the WGRAH Obligations may at any time and from time to time exceed the Maximum Liability of Anadarko hereunder without impairing the guarantee contained in this Article 2 or affecting the rights and remedies of Trinity hereunder.
          (d) Without limiting Section 2.09(c), the guarantee contained in this Article 2 shall remain in full force and effect until the earlier of irrevocable payment in full of the WGRAH Obligations or irrevocable payment in full of the Liquidated Damages and any other Sponsor Indemnified Amounts.
          (e) Without limiting Section 2.09(c), no payment or payments made by WGRAH, Anadarko, any other guarantor or any other Person, or received or collected by Trinity from WGRAH, Anadarko, any other guarantor or any other Person, by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of WGRAH Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of Anadarko under this Article 2 which shall, notwithstanding any such payment or payments (other than any payment or payments made by Anadarko in respect of the WGRAH Obligations or any payment received or collected from Anadarko in respect of the WGRAH Obligations), remain liable for the WGRAH Obligations up to the Maximum Liability of Anadarko under this Article 2 until the earlier of irrevocable payment in full of the WGRAH Obligations or irrevocable payment in full of the Liquidated Damages and any other Sponsor Indemnified Amounts.
          (f) Without limiting Section 2.09(c), Anadarko hereby absolutely, unconditionally and irrevocably guarantees, for the benefit of the Indemnified Persons, the due and punctual payment, performance and observance by each of Trinity and the Trinity Managing Member (in the case of the Trinity Managing Member, such guarantee provided as long as the Trinity Class A Member is an Affiliate of Anadarko) of their respective Responsibilities under each Transaction Agreement to which they are a party.
     Section 2.02 No Subrogation. Notwithstanding any payment made by Anadarko hereunder or any set-off or application of funds of Anadarko by Trinity, Anadarko shall not be entitled to be subrogated to any of the rights of Trinity against WGRAH or any collateral security or guarantee or right of offset held by Trinity for the payment of WGRAH Obligations, nor shall Anadarko seek or be entitled to seek any contribution or reimbursement from WGRAH in respect of payments made by Anadarko hereunder, until the earlier of irrevocable payment in full of the WGRAH Obligations or irrevocable payment in full of the Liquidated Damages and any other Sponsor Indemnified Amounts. All debts, obligations and liabilities of WGRAH to Anadarko, whether now existing or hereafter arising, shall be expressly subordinate in payment to the payment and satisfaction in full of the WGRAH Obligations until the earlier of the irrevocable payment in full of the WGRAH Obligations and the irrevocable payment in full of the Liquidated Damages and any other Sponsor Indemnified Amounts. If any amount shall be paid to Anadarko on account of such subrogation rights prior to the payment in full of the WGRAH Obligations or the Liquidated Damages and any other Sponsor Indemnified Amounts, such amount shall be held by Anadarko in trust for Trinity, segregated from other funds of Anadarko, and shall, forthwith upon receipt by Anadarko, be turned over to Trinity in the exact form received by Anadarko (duly indorsed by Anadarko to Trinity, if required), to be applied against WGRAH Obligations, whether matured or unmatured, in accordance with the terms and provisions of the WGRAH Loan Agreement.
     Section 2.03 Amendments, etc. with Respect to the WGRAH Obligations. Anadarko shall remain obligated under this Article 2 notwithstanding that, without any reservation of rights against Anadarko and without notice to or further assent by Anadarko, (a) any demand for payment of any of the WGRAH Obligations made by Trinity may be rescinded by Trinity and any of the WGRAH Obligations continued, (b) any WGRAH Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by Trinity, and (c) the WGRAH Loan Agreement or the other WGRAH Loan Documents and any other documents executed and delivered in connection therewith, in each case may be amended, modified, supplemented or terminated, in whole or in part, pursuant to the terms and conditions of each such applicable document from time to time, and any collateral security, guarantee or right of offset at any time held by Trinity for the payment of any WGRAH Obligations may be sold, exchanged, waived, surrendered or released.
     Section 2.04 Guarantee Absolute and Unconditional. Anadarko waives any and all notice of the creation, renewal, extension or accrual of any of the WGRAH Obligations and notice of or proof of reliance by Trinity upon the guarantee contained in this Article 2 or acceptance of the guarantee contained in this Article 2. Anadarko waives diligence, presentment, protest, demand for payment (except as expressly set forth in this Section 2.04), notice of intent to accelerate, notice of acceleration and notice of default or nonpayment to or upon WGRAH or Anadarko with respect to WGRAH Obligations. Anadarko further waives any requirement that suit be brought against WGRAH, or any other action by Trinity be taken against WGRAH or any other Person, or that any other action to be taken or not taken as a condition to Anadarko’s liability for the WGRAH Obligations under this Sponsor Payment Guaranty or as a condition to the enforcement of this Sponsor Payment Guaranty against Anadarko. Anadarko understands and agrees that the guarantee contained in this Article 2 shall, without limiting Section 2.09(c), be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to (a) the validity or enforceability or perfection of the WGRAH Loan Agreement or any other WGRAH Loan Document or Transaction Agreement, any of the WGRAH

Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by Trinity, (b) any defense (including any defense arising from the bankruptcy or insolvency of WGRAH or Anadarko), set-off or counterclaim whatsoever (other than a defense of payment or performance) which may at any time be available to or be asserted by WGRAH or any other Person against Trinity, or (c) any other circumstance whatsoever (with or without notice to or knowledge of WGRAH or Anadarko), other than payment or performance, which constitutes, or might be construed to constitute, an equitable or legal discharge of WGRAH or Anadarko for any of its respective portion of the WGRAH Obligations or of Anadarko under the guarantee contained in this Article 2, in bankruptcy or in any other instance. Without limiting Section 2.09(c), Anadarko shall pay the WGRAH Obligations when due upon written demand therefor specifying the WGRAH Obligation due and amount thereof; provided, that when making any demand hereunder or otherwise pursuing its rights and remedies hereunder against Anadarko, Trinity may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against WGRAH or any other Person or against any collateral security or guarantee for the WGRAH Obligations or any right of offset with respect thereto, and any failure by Trinity to make any such similar demand, to pursue such other rights or remedies or to collect any payments from WGRAH or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of WGRAH or any other Person or any such collateral security, guarantee or right of offset, shall not relieve Anadarko of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Trinity against Anadarko. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings. It shall not be necessary for Trinity, in order to enforce payment by Anadarko under this Sponsor Payment Guaranty, to institute or exhaust its remedies against WGRAH, any other guarantor, or any other person liable for the payment or performance of the WGRAH Obligations.
     Section 2.05 Reinstatement. The guarantee contained in this Article 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the WGRAH Obligations is rescinded or must otherwise be restored or returned by Trinity upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of WGRAH or Anadarko, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, WGRAH, or Anadarko or any substantial part of its property, or otherwise, all as though such payments had not been made.
     Section 2.06 Payments to Trinity. Anadarko hereby agrees that payments required to be made by it hereunder to Trinity will be paid to Trinity without set-off or counterclaim in dollars before 12:00 noon, New York City time, on the day when due and shall be made to the Trinity Operating Account.
     Section 2.07 General Indemnities. Without limiting Section 2.09 below, Anadarko agrees to the fullest extent permitted by Applicable Law to indemnify and hold harmless each Indemnified Person for and against and to pay on an After Tax-Basis, all Expenses (the Expenses on an After-Tax Basis and any liquidated damages provided for under the second sentence of Section 2.07(a) being referred to collectively as the “Sponsor Indemnified Amounts‘) that may be incurred or realized by or asserted against such Indemnified Person relating to, growing out of or resulting from:

          (a) Trinity Bankruptcy Event. Any Trinity Bankruptcy Event; provided, that forthwith upon the occurrence of a Trinity Bankruptcy Event and in respect of Sponsor Indemnified Amounts under the first clause of this sentence the Indemnified Parties shall be entitled to receive (and Anadarko shall pay) as liquidated damages (the “Liquidated Damages”) but without prejudice to amounts recoverable under Section 2.07(c) or Section 2.07(e) below or any other provision of the Transaction Agreements, and not as a penalty, an aggregate amount equal to the sum of all (x) Unrecovered Capital plus (y) the Cumulative Preferred Return Distribution Amount at the time of redemption, plus (z) all Trinity Expenses then unpaid in addition to, but without duplication of, all Expenses payable pursuant to the first sentence of this Section 2.07; or
          (b) Failure to Perform. The failure of the Trinity Managing Member to timely perform any Trinity Required Action; or
          (c) Enforcement or Defense. (i) Enforcement of this Sponsor Payment Guaranty or any other Transaction Agreement and (ii) any investigation, litigation or proceeding, whether or not such Indemnified party is a party thereto, that: (A) relates to, grows out of or results from any action or omission, or alleged action or omission, by or on behalf of or attributable to any Transaction party in the performance or observance of its obligations under or in relation to the Transaction Agreements or the transactions contemplated thereby; and (B) would not have resulted in Sponsor Indemnified Amounts incurred or realized by or asserted against such Indemnified Person but for their being a party to, or a direct or indirect participant in, or having a relationship described in the definition of “Indemnified Person” to a party to, or a direct or indirect participant in, the Transaction Agreement or any of the transactions contemplated thereby; or
          (d) ERISA. Any liability or other Sponsor Indemnified Amounts that Trinity or any other Transaction Party may incur in connection with any Plan or Multiemployer Plan or otherwise under Title IV of ERISA; or
          (e) Expenses. Any amendment, supplement, modification, consent or waiver of, to or under any Transaction Agreement (to the extent not otherwise reimbursed pursuant to any Transaction Agreement); or
          (f) Fraudulent Transfer or Conveyance. Any transfer, pledge or conveyance by any Transaction Party to Trinity Holdings, WGRAH or any of their Subsidiaries or the transfer, pledge or conveyance thereof under the WGRAH Loan Documents to the extent found in any bankruptcy, insolvency, receivership or other similar proceeding to be a “fraudulent transfer” or “fraudulent conveyance” or “fraudulent preference”; or
          (g) Tax Liability. All Taxes for which Anadarko or any of its Subsidiaries is liable (including with respect to any assets or income of a partnership or disregarded entity owned in whole or in part by Anadarko or any of its Subsidiaries). If the shares of any Transaction Party and any assets directly or indirectly held thereby (including any assets hold by any partnership or disregarded entity in which a Transaction Party is a partner or owner) are sold following a Liquidating Event, the benefits of this Section 2.07(g) shall inure to the purchaser of such shares or assets with respect to any taxable period or portion thereof ending on or prior to the date of such sale.
     Section 2.08 Survival of Indemnification Obligations. All indemnities provided for in this Sponsor Payment Guaranty shall survive the Transfer of any Trinity Membership Interest or the liquidation of Trinity. After any such Transfer or liquidation, the provisions of Section 2.07 shall inure to the benefit of each Indemnified Person with respect to Sponsor Indemnified Amounts arising in respect of the period during which the member or shareholder or other holder of an Equity Interest (as applicable) who has Transferred its Trinity Membership Interest was a member (including with respect to actions taken or omitted to be taken, and events occurring and circumstances existing, during such period) of Trinity.
     Section 2.09 Limitations on Indemnification Obligations. The indemnities provided in Section 2.07 and Section 2.12 shall be subject to the following limitations:
          (a) Limitation by Law. Such Sections shall be enforced only to the maximum extent permitted by Applicable Law.
          (b) Misconduct, Etc. No Person shall be indemnified or held harmless for, and Anadarko shall have no liability for or in respect of, any Expenses with respect to such Person to the extent caused by or resulting from (i) the actual fraud, willful misconduct, bad faith or gross negligence of such Person or any of its Related Persons or (ii) any inaccuracy in, or breach of, any written certification, representation or warranty made by such Person or any of its Related Persons in any Transaction Agreement or in any written report or certification required hereunder or under any other Transaction Agreement (unless and to the extent such inaccuracy or breach is attributable to any written information provided by any Transaction Party), in each case under this clause (ii): (x) if, but only if, such certification, representation or warranty is made as of a specific date, as of the date as of which the facts stated therein were certified, represented or warranted and (y) in all other cases as of any date or during any period to which such certification, representation or warranty may be applicable. For purposes of this Section 2.09(b), it is agreed that Trinity is not a Related Person of Pecos.
          (c) No Duplication. Sponsor Indemnified Amounts under Section 2.07 shall be without duplication of (i) any amounts paid under indemnification provisions of any other Transaction Agreement or other agreement or any amounts actually paid thereunder and (ii) any amounts paid by the Sponsor in respect of WGRAH Obligations pursuant to Section 2.04.
          (d) Exculpation. ANADARKO, ON BEHALF OF ITSELF AND ITS AFFILIATES, AGREES THAT NO INDEMNIFIED PERSON SHALL BE LIABLE TO ANADARKO OR ANY OF ITS AFFILIATES FOR ANY ACTION IN GOOD FAITH TAKEN OR OMITTED TO BE TAKEN BY SUCH INDEMNIFIED PERSON PURSUANT TO, IN CONNECTION WITH, OR IN ANY WAY RELATED TO THIS SPONSOR PAYMENT GUARANTY OR ANY OTHER TRANSACTION AGREEMENT, INCLUDING AN INDEMNIFIED PERSON’S OWN NEGLIGENCE OR CO-NEGLIGENCE EXCEPT TO THE EXTENT SUCH ACTION OR OMISSION CONSTITUTES WILLFUL MISCONDUCT, FRAUD OR GROSS NEGLIGENCE ON THE PART OF SUCH INDEMNIFIED PERSON.

     Section 2.10 Procedural Requirements.
          (a) Notice of Claims. Any Indemnified Person that proposes to assert a right to be indemnified under Section 2.07 or Section 2.12 (together, the “Indemnification Sections”) will, promptly after receipt of notice of commencement of any action, suit, or proceeding against such Indemnified Person in respect of which a claim is to be made against Anadarko under an Indemnification Section (a “Sponsor Indemnified Proceeding”), or the incurrence or realization of Sponsor Indemnified Amounts in respect of which a claim is to be made against Anadarko, under an Indemnification Section, notify Anadarko of the commencement of such Sponsor Indemnified Proceeding or of such incurrence or realization, enclosing a copy of all relevant documents, including all papers served and claims made, but the omission so to notify Anadarko promptly of any such Sponsor Indemnified Proceeding or incurrence or realization shall not relieve (i) Anadarko from any liability that it may have to such Indemnified Person under the Indemnification Sections or otherwise, except, as to Anadarko’s liability, under the Indemnification Sections, to the extent, but only to the extent, that Anadarko shall have been prejudiced by such omission or (ii) any other indemnitor from liability that it may have to any Indemnified Person under the Transaction Agreements.
          (b) Defense of Proceedings. In case any Sponsor Indemnified Proceeding shall be brought against any Indemnified Person and it shall notify Anadarko of the commencement thereof, Anadarko shall be entitled to participate in, and to assume the defense of, such Sponsor Indemnified Proceeding with counsel reasonably satisfactory to such Indemnified Person, and after notice from Anadarko to such Indemnified Person of Anadarko’s election so to assume the defense thereof and the failure by such Indemnified Person to object to such counsel within ten (10) Business Days following its receipt of such notice, Anadarko shall not be liable to such Indemnified Person for legal or other expenses incurred after such notice of election to assume such defense except as provided below and except for the reasonable costs of investigating, monitoring or cooperating in such defense subsequently incurred by such Indemnified Person reasonably necessary, in connection with the defense thereof; provided that without the prior written consent of such Indemnified Person, Anadarko shall not settle or compromise, or consent to the entry of any judgment in, any pending or threatened Sponsor Indemnified Proceeding, unless such settlement, compromise or consent or related judgment includes an unconditional release of such Indemnified Person from all liability for Expenses arising out of such claim, action, investigation, suit or other legal proceeding. No Indemnified Person shall settle or compromise, or consent to the entry of any judgment in, any pending or threatened Sponsor Indemnified Proceeding in respect of which any payment would result hereunder or under the other Transaction Agreements without the prior written consent of Anadarko, such consent not to be unreasonably withheld or delayed. Such Indemnified Person shall have the right to employ its separate counsel in any such Sponsor Indemnified Proceeding, in which case the fees and expenses of counsel for such Indemnified Person shall be at the expense of the Indemnified Person unless (i) Anadarko and the Indemnified Person shall have mutually agreed to the retention of such counsel and the payment of fees and expenses thereof by Anadarko, (ii) the use of counsel chosen by Anadarko to represent the Indemnified Person would present such counsel with a conflict of interest, (iii) the actual or potential parties to any Sponsor Indemnified

Proceeding (including any impleaded parties) include both Anadarko and an Indemnified Party and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to Anadarko, or (iv) Anadarko shall have failed to retain satisfactory counsel as provided herein
     Section 2.11 Contributory Negligence. The indemnities set forth herein shall expressly include any Sponsor Indemnified Amounts attributable to the ordinary, sole or contributory negligence of any Indemnified Person.
     Section 2.12 Indemnification of Pecos Administrator and Trinity Custodian. Without limiting Section 2.09, Anadarko agrees to the fullest extent permitted by Applicable Law to (a) indemnify and hold harmless each of the “Indemnified Parties” (as such term is defined in the Pecos Administration Agreement) to the same extent that Pecos is required to indemnify such persons in accordance with Section 7 of the Pecos Administration Agreement, and (b) indemnify and hold harmless each of the “Indemnified Parties” (as such term is defined in the Trinity Custodian Agreement) to the same extent that Trinity is required to indemnify such persons in accordance with Section 7 of the Trinity Custodian Agreement.
     Section 2.13 Payments in Respect of Indemnification Sections. All payments to be made by Anadarko under the Indemnification Sections shall be paid by Anadarko within five (5) Business Days following demand therefor, accompanied, as may be appropriate in the context, by supporting documentation in reasonable detail. Payment shall be made to the bank account or at another location as such Indemnified Person shall designate in writing or as is expressly required under any Transaction Agreement the obligations under which are the subject of any such payment, not later than 1:00 P.M. (New York time) on the date for such payment in immediately available funds.
     Section 2.14 Taxes.
          (a) Any and all payments by Anadarko under the Indemnification Sections to each Indemnified Person shall be made, in accordance with Section 2.14, free and clear of and without deduction for any and all present or future Taxes. If Anadarko shall be required by Applicable Law to deduct any Taxes from or in respect of any sum payable under the Indemnification Sections to any Indemnified Person, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14) such Indemnified Person receives an amount equal to the sum it would have received had no such deductions been made, (ii) Anadarko shall make or cause to be made such deductions and (iii) Anadarko shall pay or cause to be paid the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law, provided that should an Indemnified Person become subject to Taxes because of its failure to deliver a form required under Section 2.14(d), Anadarko shall take such steps as such Indemnified Person shall reasonably request to assist such Indemnified Person to recover such Taxes, and provided further; that each Indemnified Person, with respect to itself, agrees to indemnify and hold harmless Anadarko from any taxes, penalties, interest or other expenses, costs and losses incurred or payable by Anadarko as a result of the failure of Anadarko to comply with its obligations under Section 2.14(a)(ii) or (iii) in reliance on any form or certificate provided to it by such Indemnified Person pursuant to Section 2.14(d). If any Indemnified

Person receives a net credit, refund or reduction in Taxes in respect of such Taxes or amounts so paid by Anadarko, it shall promptly notify Anadarko of such net credit, refund or reduction in Taxes and shall promptly pay such net credit, refund or reduction in Taxes to Anadarko, provided that Anadarko agrees to return such net credit, refund or reduction in Taxes if the Indemnified Person to which such net credit, refund or reduction in Taxes is applicable is required to repay it.
          (b) In addition, Anadarko agrees to pay any present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies, which arise from any payment made by Anadarko under the Indemnification Sections or from the execution, delivery or performance of, or otherwise with respect to, this Sponsor Payment Guaranty (hereinafter referred to as “Other Sponsor Taxes”).
          (c) Anadarko will indemnify each Indemnified Person for the full amount of Taxes or Other Sponsor Taxes (including, without limitation, any Taxes or Other Sponsor Taxes imposed by any jurisdiction on amounts payable under this Section 2.14) paid by such Indemnified Person and any liability (including penalties, interest and expenses) arising, therefrom or with respect thereto except as a result of the gross negligence (which shall in any event include the failure of such Indemnified Person to provide to Anadarko any form or certificate that it was required to provide pursuant to subsection (d) below and such Indemnified Person was able to provide under Applicable Law) or willful misconduct of such Indemnified Person, whether or not such Taxes or Other Sponsor Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days from the date such Indemnified Person makes written demand therefor.
          (d) On or prior to the date on which each Indemnified Person organized under the laws of a jurisdiction outside the United States becomes an Indemnified Person hereunder, such Indemnified Person to the extent permitted under Applicable Law, shall provide Anadarko with U.S. Internal Revenue Service form W-BEN or W-8ECI, as appropriate, or any successor form prescribed by the U.S. Internal Revenue Service, certifying that such Indemnified Person is fully exempt from or subject to a reduced rate of United States withholding taxes with respect to all payments to be made to such Indemnified Person under the Indemnification Sections, or other documents satisfactory to Anadarko indicating that all payments to be made to such Indemnified Person under the Indemnification Sections are fully exempt from or subject to a reduced rate of such taxes. Thereafter and from time to time (but only so long as such Indemnified Person remains lawfully able to do so), each such Indemnified Person shall submit to Anadarko such additional duly completed and signed copies of one or the other of such forms (or such successor forms as shall be adopted from time to time by the relevant U.S. taxing authorities) as may be (i) requested by Anadarko from such Indemnified Person and (ii) required under then-current U.S. law or regulations to avoid or reduce U.S. withholding taxes on payments in respect of all amounts to be received by such Indemnified Person pursuant to this Sponsor Payment Guaranty. Each Indemnified Person that is a U.S. person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to Anadarko a certificate to the effect that it is such a U.S. person. If any Indemnified Person determines as a result of any change in Applicable Law, or in any official application or interpretation thereof, that it is unable to submit to Anadarko any form or certificate that such Indemnified Person is obligated to submit pursuant to this subsection (d), or that such Indemnified Person is required to withdraw or cancel any such form or certificate previously submitted, such Indemnified Person shall promptly notify Anadarko of such fact.

          (e) Without prejudice to the survival of any other agreement of Anadarko hereunder, the agreements and obligations of Anadarko and each Indemnified Person contained in this Section 2.14 shall survive the payment in full of principal and interest owing under the WGRAH Loan Agreement.
          (f) Any other provision of this Sponsor Payment Guaranty to the contrary notwithstanding, any amounts which are payable by Anadarko under this Section 2.14 shall not also be payable under the Indemnification Sections.
ARTICLE 3
Representations and Warranties
     Section 3.01 Representations of Anadarko. Anadarko represents and warrants to Trinity, Pecos and the other Indemnified Persons that:
          (a) (i) Anadarko is a corporation duly incorporated and is validly existing and in good standing under the laws of the State of Delaware and (ii) Anadarko is qualified to do business as a foreign corporation and is in good standing in each jurisdiction of the United States in which the ownership of its properties or the conduct of its business requires such qualification and where the failure to so qualify would constitute a Material Adverse Change.
          (b) This Sponsor Payment Guaranty been duly authorized, executed and delivered by Anadarko and constitutes a valid and binding agreement of Anadarko, enforceable in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principals of general applicability. There are no actions, suits or proceedings pending or, to the knowledge of Anadarko, threatened against Anadarko which purport to affect the legality, validity or enforceability of this Sponsor Payment Guaranty.
          (c) The execution, delivery and performance of this Sponsor Payment Guaranty by Anadarko will not violate or conflict with (i) the restated certificate of incorporation or bylaws of Anadarko, (ii) any indenture (including the Public Indenture), loan agreement or other similar agreement or instrument binding on Anadarko, or (iii) any Applicable Law.
          (d) On the date of this Sponsor Payment Guaranty there are no actions, suits, proceedings or, to the knowledge of Anadarko, investigations pending or, to the knowledge of Anadarko (with respect to any of the representations in this Section 3.01(d)), threatened against Anadarko before any Governmental Authority as to which, in the opinion of Anadarko, there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to constitute a Material Adverse Change.
          (e) The consolidated balance sheets of Anadarko and its consolidated Subsidiaries as of December 31, 2006 and 2007, and the related consolidated statements of income, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2007, audited by KPMG LLP, present fairly, in all material respects, the consolidated financial position of Anadarko and its consolidated Subsidiaries as of December 31, 2006 and 2007, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2007, in conformity with GAAP applied on a consistent basis.
          (f) From December 31, 2007 through the date of this Sponsor Payment Guaranty, there has been no Material Adverse Change.
          (g) Neither Anadarko nor any Subsidiary is (i) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, or (ii) “holding company” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.
          (h) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Change. The present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by an amount that could reasonably be expected to be a Material Adverse Change.
          (i) None of the other reports, financial statements, certificates or other information made available to Trinity in connection with the negotiation of this Sponsor Payment Guaranty or delivered hereunder (as modified or supplemented by other information so furnished), taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, Anadarko represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
          (j) Anadarko has filed all United States Federal income tax returns and all other material tax returns and reports required to be filed (or obtained extensions with respect thereto) and has paid all taxes required to have been paid by it, except (i) taxes the validity of which is being contested in good faith by appropriate proceedings, and with respect to which Anadarko, to the extent required by GAAP, has set aside on its books adequate reserves or (ii) to the extent the failure to do so (individually or collectively) would not reasonably be expected to result in a Material Adverse Change.
          (k) No Sponsor Payment Guaranty Event of Default has occurred and is continuing.
          (l) Subject to Section 6.14, the obligations of Anadarko under this Sponsor Payment Guaranty (a) are and will at all times be direct and unconditional general obligations of Anadarko and (b) rank and will at all times rank (i) senior in right of payment to any Indebtedness of Anadarko that by its terms is subordinated in right of payment to such obligations and (ii) equal in right of payment to (i.e., pari passu in right of payment with) all other Indebtedness of Anadarko, in each case whether such Indebtedness is now existing or hereafter outstanding.

ARTICLE 4
Affirmative Covenants
     Until the payment in full of the WGRAH Obligations or the Liquidated Damages and any other Sponsor Indemnified Amounts, Anadarko covenants and agrees that:
     Section 4.01 Financial Statements and Other Information. Anadarko will furnish to Trinity:
          (a) Within the period required by applicable law (and concurrently with the filing thereof with the Commission), copies of the annual reports, information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which Anadarko may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if Anadarko is not required to file information, documents or reports pursuant to either of said Sections, then such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations; provided, however, that Anadarko shall be deemed to have furnished the information required by this Section 4.01(a) if it shall have timely made the same available on “EDGAR” and/or through its home page on the worldwide web (at the date of this Sponsor Payment Guaranty located at http://www.anadarko.com) and complied with Section 4.01(e) in respect thereof; provided further, however, that if Trinity is unable to access EDGAR or Anadarko’s home page on the worldwide web, Anadarko agrees to provide Trinity with paper copies of the information required to be furnished pursuant to this Section 4.01(a) promptly following notice from Trinity.
          (b) Within sixty (60) days after the close of each of the first three quarters of each fiscal year of Anadarko, a statement by a responsible officer of Anadarko calculating compliance or non-compliance, as the case may be, with Section 5.01 as of the close of such period and stating whether to the knowledge of Anadarko an event has occurred during such period and is continuing which constitutes an Sponsor Payment Guaranty Event of Default, and, if so, stating the facts with respect thereto.
          (c) Within one hundred twenty (120) days after the close of each fiscal year of Anadarko, a statement by a responsible officer of Anadarko calculating compliance or non-compliance, as the case may be, with Section 5.01 as of the close of such period and stating whether to the knowledge of Anadarko an event has occurred during such period and is continuing which constitutes an Sponsor Payment Guaranty Event of Default, and, if so, stating the facts with respect thereto.
          (d) Such other information respecting the financial condition or operations of Anadarko and its Subsidiaries as Trinity may from time to time reasonably request.

          (e) Information required to be delivered pursuant to Section 4.01(a) above shall be deemed to have been delivered on the date on which Anadarko provides notice to Trinity that such information has been posted on “EDGAR” or Anadarko’s website or another website identified in such notice and accessible by Trinity without charge (and Anadarko hereby agrees to provide such notice).
     Section 4.02 Notices of Material Events. Anadarko will furnish to Trinity prompt written notice of the following:
          (a) the occurrence of any Sponsor Payment Guaranty Event of Default;
          (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting Anadarko that if adversely determined, could reasonably be expected to result in a Material Adverse Change; and
          (c) any other development that results in, or could reasonably be expected to result in, a Material Adverse Change.
Each notice delivered under this Section 4.02 shall be accompanied by a statement of a Financial Officer or other executive officer of Anadarko setting forth the details of the event or development requiring such notice and any action taken with respect thereto.
     Section 4.03 Compliance with Laws. Anadarko will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.
     Section 4.04 Compliance with Indenture. Anadarko will comply with the provisions of Sections 1004 and 1005 of the Public Indenture, which provisions, together with related definitions, are hereby incorporated herein by reference for the benefit of Trinity and shall continue in effect for purposes of this Section 4.04 regardless of termination, or any amendment or waiver of, or any consent to any deviation from or other modification of, the Public Indenture; provided, however, that, for purposes of this Section 4.04, (a) references in the Public Indenture to “the Securities” shall be deemed to refer to the obligation of Anadarko to pay its obligations under this Sponsor Payment Guaranty, (b) references in the Public Indenture to “the Trustee” shall be deemed to refer to Trinity, (c) references in the Public Indenture to “this Indenture” shall be deemed to refer to this Sponsor Payment Guaranty, and (d) references in the Public Indenture to “supplemental indentures” shall be deemed to refer to amendments or supplements to this Sponsor Payment Guaranty.
     Section 4.05 Insurance. Anadarko will at all times maintain, with financially sound and reputable insurers, insurance of the kinds, covering the risks and in the relative proportionate amounts (including as to self- insurance) customarily carried by companies engaged in the same or similar business and similarly situated; provided that Anadarko shall not be required to maintain insurance against risks or in amounts no longer economically available on a de novo or renewal basis, as applicable, to other companies engaged in the same or similar business and similarly situated.

ARTICLE 5
Negative Covenants
          Until the payment in full of the WGRAH Obligations or the Liquidated Damages and any other Sponsor Indemnified Amounts, Anadarko covenants and agrees that:
     Section 5.01 Indebtedness to Capitalization Ratio. At the end of each calendar quarter of Anadarko, Anadarko’s Consolidated Indebtedness divided by Anadarko’s Total Capital shall not exceed 65%. For purposes of this provision, “Total Capital” is equal to the sum (without duplication) of Consolidated Stockholders’ Equity of Anadarko, exclusive of the effect of any noncash writedowns made subsequent to the date hereof, plus Consolidated Indebtedness of Anadarko.
     Section 5.02 Limitation on Certain Secured Indebtedness. Anadarko will not incur, issue, assume or guarantee any Indebtedness secured by a mortgage on oil, gas, coal or other minerals in place, or on related leasehold or other property interest, which is incurred to finance development or production costs if the aggregate amount of all such Indebtedness exceeds 10% of Total Assets. For purposes of this provision, “Total Assets” means the aggregate amount of assets of Anadarko and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the date such Indebtedness is to be incurred, issued, assumed or guaranteed.
     Section 5.03 Limitations on Sales and Leasebacks. Anadarko will not itself, and will not permit any Subsidiary to, enter into any arrangement with any bank, insurance company or other lender or investor (not including Anadarko or any Subsidiary) or to which any such lender or investor is a party, providing for the leasing by Anadarko or a Subsidiary for a period, including renewals, in excess of three years, of any Principal Property (as defined in the Public Indenture) which has been or is to be sold or transferred more than one hundred eighty (180) days after the completion of construction and commencement of full operation thereof, by Anadarko or any Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Property (herein referred to as a “sale and leaseback transaction”) unless either:
          (a) Anadarko or such Subsidiary could create Indebtedness secured by a security interest or lien on the Principal Property to be leased back in an amount equal to the Attributable Debt with respect to the lease resulting from such sale and leaseback transaction without equally and ratably securing the “Securities” issued pursuant to and as defined in the Public Indenture in accordance with Section 1005 of the Public Indenture; or
          (b) Anadarko within one hundred eighty (180) days after the sale or transfer shall have been made by Anadarko or by a Subsidiary, applies an amount equal to the greater of (i) the net proceeds of the sale of the Principal Property sold and leased back pursuant to such arrangement or (ii) the net amount (after deducting applicable reserves) at which such Principal Property is carried on the books of Anadarko or such Subsidiary at the time of entering into such arrangement, to the retirement of Indebtedness of Anadarko.
For purposes of this Section 5.03, neither Anadarko Tower nor the Timberloch Building, each in The Woodlands, Texas, shall be a Principal Property.

     Section 5.04 Fundamental Changes of Anadarko. Anadarko shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person unless:
          (a) (i) in the case of a merger or amalgamation, Anadarko is the surviving entity; or
     (ii) the Person formed by such consolidation or into which Anadarko is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of Anadarko substantially as an entirety shall be a corporation, partnership, limited liability company or trust, shall be organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, shall have unsecured non-credit enhanced publicly held indebtedness rated “investment grade” by S&P or Moody’s, and shall expressly assume, by an agreement supplemental hereto, executed and delivered to Trinity, in form satisfactory to Trinity, the obligations of Anadarko; and
          (b) immediately after giving effect to such transaction, no Sponsor Payment Guaranty Event of Default or Default shall have occurred and be continuing.
     Section 5.05 Fundamental Changes of Trinity. Except as otherwise permitted under the Transaction Agreements, Anadarko will not permit Trinity to consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any other Person unless immediately after giving effect to such transaction, no Notice Event, Liquidating Event, Termination Event, Event of Default or Incipient Event or any “Event of Default” as such term is defined in the Sponsor Term Credit Agreement shall have occurred and be continuing.
     Section 5.06. Subsidiaries. Anadarko will not permit at any time Holdings to fail to be a Wholly-Owned Subsidiary of Anadarko. In the event of any transfer of the Trinity Class A Membership Interest to a Subsidiary of Anadarko, Anadarko will not permit at any time such Subsidiary to fail to be a Wholly-Owned Subsidiary of Anadarko.
ARTICLE 6
Miscellaneous
     Section 6.01 Amendments in Writing. None of the terms or provisions of this Sponsor Payment Guaranty may be waived, amended, supplemented or otherwise modified except pursuant to an agreement or agreements in writing entered into by Anadarko and Trinity.
     Section 6.02 Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
          (a) if to Trinity, at 1201 Lake Robbins Drive, The Woodlands, Texas 77380, Attention of the Treasurer, Telecopy No. (832) 636-5029; messenger delivery to 1201 Lake Robbins Drive, The Woodlands, Texas 77380.

          (b) if to Anadarko, at 1201 Lake Robbins Drive, The Woodlands, Texas 77380, Attention of the Treasurer, Telecopy No. (832) 636-5029; messenger delivery to 1201 Lake Robbins Drive, The Woodlands, Texas 77380.
Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Sponsor Payment Guaranty shall be deemed to have been given on the date of receipt.
     Section 6.03 No Waiver by Course of Conduct; Cumulative Remedies. Trinity shall not by any act (except by a written instrument in accordance with Section 5.01), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Sponsor Payment Guaranty Event of Default. No failure to exercise, nor any delay in exercising, on the part of Trinity, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Trinity of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Trinity would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
     Section 6.04 Enforcement Expenses; Indemnification.
          (a) Anadarko shall indemnify each Indemnified Person against, and hold each Indemnified Person harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnified Person, incurred by or asserted against any Indemnified Person arising out of, in connection with, or as a result of (i) the execution, delivery, negotiation, or preparation of this Sponsor Payment Guaranty, the WGRAH Loan Agreement or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the WGRAH Loan Transactions or any other transactions contemplated hereby, (ii) the WGRAH Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials or Hazardous Waste on or from any property owned or operated by WGRAH or Anadarko, or any environmental liability related in any way to WGRAH or Anadarko, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnified Person is a party thereto; provided that such indemnity shall not, as to any Indemnified Person, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or willful misconduct of such Indemnified Person, as determined in a final, nonappealable judgment by a court of competent jurisdiction. The foregoing indemnities shall expressly include any indemnified amounts attributable to the ordinary, sole or contributory negligence of any Indemnified Person not constituting gross negligence.
          (b) Anadarko shall pay (i) all reasonable costs and expenses of each Indemnified Person, including the reasonable fees, charges and disbursements of counsel for such Indemnified Person, in connection with the preparation, execution, delivery and administration of this Sponsor Payment Guaranty or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions (including the WGRAH Loan Transactions) contemplated hereby or thereby shall be consummated) and (ii) all costs and expenses incurred by each Indemnified Person, including the fees, charges and disbursements of any counsel for such Indemnified Person, in connection with the enforcement or protection of its rights under this Sponsor Payment Guaranty and the other WGRAH Loan Documents, including its rights under this Section, or in connection with the WGRAH Loan made under the WGRAH Loan Agreement, including all such costs and expenses incurred during any workout, restructuring or negotiations in respect of the WGRAH Loan.
          (c) Anadarko shall indemnify each Indemnified Person for the full amount of any Indemnified Taxes or Other Taxes paid by such Indemnified Person on or with respect to any payment by or on account of any obligation of Anadarko under each WGRAH Loan Document and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Entity. A certificate as to the amount of such payment or liability delivered to Anadarko by such Indemnified Person shall be conclusive absent manifest error.
          (d) The indemnities set forth in this Section 6.04 shall be in addition to any other obligations or liabilities of Anadarko or hereunder or at common law or otherwise and shall survive any assignment by each Indemnified Person of its rights hereunder, any Liquidating Event, the termination of this Sponsor Payment Guaranty or the WGRAH Loan Agreement, the termination of the WGRAH Commitment, and the repayment, satisfaction or discharge of all the WGRAH Obligations.
          (e) All amounts due under this Section shall be payable promptly after written demand therefor together with a copy of the invoice(s) or other documentation setting forth in reasonable detail the amount demanded and the matter(s) to which it relates.
     Section 6.05 Successors and Assigns. This Sponsor Payment Guaranty shall be binding upon the successors and assigns of Anadarko and shall inure to the benefit of each Indemnified Person and its successors and assigns; provided that, except in connection with a transaction expressly permitted by Section 5.04 of this Sponsor Payment Guaranty, Anadarko may not assign, transfer or delegate any of its rights or obligations under this Sponsor Payment Guaranty without the prior written consent of Trinity.
     Section 6.06 Set-off. Anadarko hereby irrevocably authorizes each Indemnified Person at any time and from time to time while an Sponsor Payment Guaranty Event of Default shall have occurred and be continuing, without prior notice to Anadarko, any such notice being expressly waived by Anadarko to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Indemnified Person to or for the credit or the account of Anadarko, or any part thereof in such amounts as such Indemnified Person may elect, against and on account of the obligations and liabilities of Anadarko to such Indemnified Person hereunder or under the other WGRAH Loan Documents and claims of every nature and description of such Indemnified Person against Anadarko, in any currency, whether arising hereunder, under the WGRAH Loan Agreement or any other WGRAH Loan Document, as such Indemnified Person may elect, whether or not such Indemnified Person has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Each Indemnified Person shall notify Anadarko promptly of any such set-off and the application made by such Indemnified Person of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Indemnified Person under this Section 6.06 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Indemnified Person may have under Applicable Law.
     Section 6.07 Delivery by Telecopy. Delivery of an executed counterpart of a signature page to this Sponsor Payment Guaranty by telecopier shall be effective as delivery of an original executed counterpart of this Sponsor Payment Guaranty.
     Section 6.08 Severability. Any provision of this Sponsor Payment Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     Section 6.09 Section Headings. The Section headings used in this Sponsor Payment Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
     Section 6.10 Integration. This Sponsor Payment Guaranty and the other WGRAH Loan Documents to which Anadarko is a party represent the agreement of Anadarko and Trinity with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by Trinity relative to the subject matter hereof and thereof not expressly set forth or referred to herein or in such other WGRAH Loan Documents.
     Section 6.11 Governing Law. THIS SPONSOR PAYMENT GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     Section 6.12 Submission to Jurisdiction.
          (a) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from either thereof, in any action or proceeding arising out of or relating to this Sponsor Payment Guaranty or any other WGRAH Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Sponsor Payment Guaranty or any other WGRAH Loan Document shall affect any right that Trinity or any other Indemnified Person may otherwise have to bring any action or proceeding relating to this Sponsor Payment Guaranty against Anadarko or its properties in the courts of any jurisdiction. Each party to this Sponsor Payment Guaranty hereby irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.
          (b) Each party to this Sponsor Payment Guaranty irrevocably consents to service of process in the manner provided for notices in Section 6.02. Nothing in this Sponsor Payment Guaranty will affect the right of any party to this Sponsor Payment Guaranty to serve process in any other manner permitted by law.
     Section 6.13 Acknowledgements. Anadarko hereby acknowledges that:
          (a) it has been advised by counsel in the negotiation, execution and delivery of this Sponsor Payment Guaranty and the other WGRAH Loan Documents to which it is a party;
          (b) Trinity has no fiduciary relationship with or duty to Anadarko arising out of or in connection with this Sponsor Payment Guaranty or any of the other WGRAH Loan Documents, and the relationship between Anadarko, on the one hand, and Trinity, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
          (c) no joint venture is created hereby or by the other WGRAH Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among Anadarko and Trinity.
     Section 6.14 Releases.
          Upon irrevocable payment in full of the WGRAH Obligations, and all other obligations owed by Anadarko hereunder, this Sponsor Payment Guaranty and all obligations (other than those expressly stated to survive such termination and in all cases subject to Section 2.05 hereof) of Anadarko and any other party hereto shall terminate, all without delivery of any instrument or performance of any act by any Person. At the request and sole expense of WGRAH or Anadarko following any such termination, Trinity shall promptly execute and deliver to WGRAH or Anadarko, as the case may be, such agreements, instruments and other documents as Anadarko shall reasonably request to evidence such termination.
     Section 6.15 Effectiveness. This Sponsor Payment Guaranty shall become effective upon and simultaneously with the effectiveness of the Amendment No. 1 to the WGRAH Loan Agreement and of the Agreement to Terminate.
[Remainder of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, each of the undersigned has caused this Sponsor Payment Guaranty to be duly executed and delivered as of the date first above written.

ANADARKO PETROLEUM CORPORATION
By:	/s/ Bruce W. Busmire
Bruce W. Busmire
Treasurer and Vice-President

Signature Page to Sponsor Payment Guaranty